SCHEDULE 14C INFORMATION
   INFORMATION STATEMENT PURSUANT TO SECTION 14 ( C ) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Check  the  appropriate  box:
[ ]  Preliminary Information Statement   [ ]  Confidential, for Use of the
[x]  Definitive  Information Statement        Commission Only (as permitted
                                              by Rule 14c-5(d) (2))

                               AGROCAN CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[x]  No  fee  required
[ ]  Fee  computed  on  table  below  per Exchange Act rules 14c-5(g) and 0-11.

(1)  Title  of  each  class  of  securities  to  which  transaction  applies:
(2)  Aggregate  number  of  securities  to  which  transaction  applies:
(3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and stated how it was determined):
(4)  Proposed  maximum  aggregate  value  of  transaction:
(5)  Total  fee  paid:

[ ]  Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:


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To Stockholders of AgroCan Corporation:

     The accompanying information is being provided by the Board of Directors of AgroCan Corporation, a Delaware corporation (the "Company"), in connection with the stockholders of the Company approving the acquisition of certain assets from Winsmart Development, Ltd., a British Virgin Islands limited company ("Winsmart"), and related matters.

     It is anticipated that holders of seventy seven percent (77%) of the outstanding common stock of the Company will execute a written consent approving
(i) the purchase of assets from Winsmart, and (ii) the amending of our Delaware Charter to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000 shares and change our corporate name to Greensmart Corporation.

     Under Delaware law, such shares represent a sufficient number of shares to ensure the approval of the asset acquisition and the changes to the Company's Charter without the vote or consent of any other stockholders of the Company. Delaware statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation may be taken without a physical meeting, without prior notice and without a vote, if a written consent setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action. To approve the above-described actions, only a simple majority, or 50.1% of the stockholders, is needed.

     Based on the foregoing, the Board of Directors has determined not to call a special meeting of the stockholders. The written consents are more than what is required to obtain a majority vote approving the asset acquisition and the amending of the Company Charter. The Board believes it would not be in the best interests of the Company and its stockholders to incur the costs of holding a special meeting or of soliciting proxies or consents from additional stockholders.

     If you have any questions about the above matters or would like additional information, please contact Craig Ongley, attorney for AgroCan Corporation, at 214-712-4400.

     Hong Kong, Peoples Republic of China          /s/Lawrence Hon
     May 21, 2003                                  -----------------------------
                                                   Lawrence Hon,
                                                   Chief Executive Officer


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              WE ARE NOT ASKING YOU FOR A PROXY OR WRITTEN CONSENT,
            AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.

      INFORMATION CONCERNING THE ACQUISITION OF CERTAIN ASSETS OF WINSMART.


     On May 13, 2003, we executed an Asset Acquisition Agreement with Winsmart. The basic terms of the agreement are that we will issue to Winsmart 29,868,737 shares of our common stock and Winsmart will sell us i) approximately 553,212 young eucalyptus trees planted in a total of 340 leased hectares and ii) a tree seedling and nursery farm with annual production capacity of 10 million seedlings situated on 3.3 leased hectares. The leased land is subject to a 50 year lease which is currently in its first year. We have valued the assets at $3,774,747 (US) and our stock at $0.126 per share to arrive at the number of shares to issue to Winsmart.

     Our Board of Directors voted in favor of and recommended a positive vote for the asset purchase to the stockholders upon receipt and review of a favorable assessment report and fairness opinion from a consultant, Duncanson Investment Research Inc., who was engaged to provide guidance to the Board. The report and fairness opinion issued at May 2, 2003 concluded that the transaction was "fair from a financial point of view to AgroCan shareholders." Management anticipates closing the transaction within two weeks from May 13, 2003.

     Although the eucalyptus trees and seedling farm represent a significant addition to the assets of AgroCan, they are in the development stage and the trees have not reached sufficient size to be marketed. We will also continue to engage in our fertilizer business as management sees the asset purchase as a step in growing the company into a multi product agricultural company. We have not identified any further specific acquisition candidates however we will continue to look for opportunities that management believes will further the business plan of the company. We cannot predict with certainty when we will complete the acquisition, but we plan to complete it on or before May 27, 2003.

     INFORMATION  CONCERNING  CHANGES  IN  THE  COMPANY  CHARTER

     In order to facilitate the closing of the asset acquisition described above it will be necessary for the Company to amend its Delaware Charter to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000. After issuing the 29,868,737 shares to Winsmart for the assets, the Company will have approximately 42,342,188 shares issued and outstanding.


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     As  part  of  the  acquisition  the  Board of Directors believes that a new corporate name would help emphasize our intention to become a multi-product agriculture company. Consequently the Board has recommended to the stockholders that the name of the company be changed to Greensmart Corporation. The name change will be accomplished at the same time as the above described increase in our authorized shares as it also requires an amendment to our Charter.

     This Information Statement is being mailed on or about May 22, 2003, to holders of record on May 12, 2003, of the shares of AgroCan's common stock. This document is being provided to all of our stockholders as notice of these actions under Rule 14 (c) - 101 of the Securities Exchange Act of 1934, as amended.

     WHERE YOU CAN FIND MORE INFORMATION

     AgroCan files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any reports, statements and other information filed by AgroCan at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call (800) SEC-0330 for further information on the public reference rooms. The company's filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

     DOCUMENTS  INCORPORATED  BY  REFERENCE

     The SEC allows AgroCan to "incorporate by reference" information into this Information Statement, which means that AgroCan can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this Information Statement, except for any information superseded by information contained directly in this Information Statement or in later filed documents incorporated by reference in this Information Statement.

     This Information Statement incorporates by reference the documents set forth below that AgroCan previously filed with the SEC. These documents contain important information about AgroCan, its finances and the pending asset acquisition with Winsmart described in this Information Statement.


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AGROCAN'S SEC FILINGS (FILE NO. 0-25963)
AGROCAN CORP.                               PERIOD OR DATE FILED
-----------------------                     ---------------------------------
Annual  Report  on  Form10-KSB              Fiscal Year ended September 30, 2002
Quarterly  Report  on  Form10-QSB           Fiscal Quarter ended March 31, 2003.
Current  Reports  on  Form  8-K             Dated:  May  13,  2003.

     You may obtain copies of them by requesting them in writing or by telephone from AgroCan at the following address:

AgroCan  Corporation
Unit C11, 8th Floor,
Wing Hing Industrial Building,
14 Hing Yip Street,
Kwun Tong, Kowloon, Hong Kong
(852)  2519-3933

FORWARD  LOOKING  STATEMENTS

     Except for historical information contained herein, this disclosure statement contains forward-looking statements that involve risks and uncertainties which may cause actual results to differ materially from the statements made and other risks listed from time to time in AgroCan's SEC filings. These forward-looking statements represent AgroCan's judgment as of the date of this document and AgroCan disclaim any intent or obligation to updated these forward-looking statements.

Dated:     May  21,  2003                   AGROCAN  CORPORATION

                                            /s/  Lawrence  Hon
                                            ------------------------------------
                                            LAWRENCE  HON,  President
                                            and  Chief  Executive  Officer


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